UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2019 (June 13, 2019)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PSTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2019 Equity Compensation Plan

On June 13, 2019, Pluristem Therapeutics Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the Company’s stockholders approved the Company's 2019 Equity Compensation Plan (the “2019 Equity Compensation Plan”). The 2019 Equity Compensation Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors and its Compensation Committee on March 28, 2019.

The Company’s officers and directors are among the persons eligible to receive awards under the 2019 Equity Compensation Plan in accordance with the terms and conditions thereunder. A detailed summary of the  2019 Equity Compensation Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2019 (the “Proxy Statement”) under the caption “Proposal 4: Approval of the Company’s 2019 Equity Compensation Plan,” which summary is incorporated herein by reference.

That detailed summary of the 2019 Equity Compensation Plan is qualified in its entirety by reference to the full text of the 2019 Equity Compensation Plan a copy of which is attached as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2019 and incorporated herein by reference.

Item 5.07.            Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held its 2019 Annual Meeting on June 13, 2019. The results of the stockholder voting at the 2019 Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Zami Aberman	47,932,806	5,998,887	946,890	30,292,175

Israel Ben-Yoram	49,242,584	4,523,344	1,112,655	30,292,175

Isaac Braun	48,654,852	5,090,742	1,132,989	30,292,175

Mark Germain	49,700,202	3,602,989	1,575,392	30,292,175

Moria Kwiat	48,636,344	5,109,193	1,133,046	30,292,175

Hava Meretzki	47,640,257	6,098,227	1,140,099	30,292,175

Nachum Rosman	49,188,398	4,588,936	1,101,249	30,292,175

Doron Shorrer	50,257,140	3,523,859	1,097,584	30,292,175

Yaky Yanay	47,835,268	6,158,000	885,315	30,292,175

Proposal No. 2 — Ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019.

For	Against	Abstain	Broker Non-Votes
82,305,134	1,123,545	1,742,079	N/A

Proposal No. 3 — Approval of an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock.

For	Against	Abstain	Broker Non-Votes
75,319,683	9,295,192	555,882	N/A

Proposal No. 4 — Approval of the Company’s 2019 Equity Compensation Plan.

For	Against	Abstain	Broker Non-Votes
37,523,789	16,559,609	795,185	30,292,175

Proposal No. 5 — Approval, by a nonbinding advisory vote, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
38,869,479	15,209,038	800,066	30,292,175

Proposal No. 6 — Recommendation, by a nonbinding advisory vote, of the frequency of holding an advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,974,548	34,364,111	559,966	1,979,958	30,292,175

The results reported above are final voting results.

In accordance with the stockholder voting results, in which every “Two Years” received the highest number of votes cast on the frequency proposal, and our Board of Directors’ recommendation in the proxy statement for the 2019 annual meeting of stockholders, our Board of Directors has determined that future stockholder advisory (non-binding) votes on the compensation of our named executive officers will occur every two years. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at our 2021 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: June 13, 2019	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer